--------------------------------------------------------------------------------
Operator


 Good day ladies and gentlemen and welcome to your Network Engines Q4 2003 earnings conference call.

My name is Carol and I'll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. If at any time during the call you require assistance, please press star, followed by zero and a coordinator will be happy to assist you.

As a reminder ladies and gentlemen, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call, Mr. Jim Herlihy, Controller of Network Engines. Sir, please proceed.


--------------------------------------------------------------------------------
Jim Herlihy  - Controller - Network Engines


Thank you.

Good morning and welcome to Network Engines Fiscal 2003 Fourth Quarter and Year-End Earnings Conference Call. Thank you for joining us.

Before the opening of the market today we issued a press release on our fourth quarter and year-end results. If you need a copy of our release, it is posted on our web site at www.networkengines.com, or you may contact Erica Smith who recently joined the company as Director of Investor Relations, at 781-332-1163 and she will get one to you.

Before we begin, let me remind you that except for historical information presented, some of the matters discussed during this call may contain forward-looking statements regarding future events that are subject to risks and uncertainties and it may subject to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Those factors are incorporated by reference from the press release issued earlier today as well as by those contained in the section titled factors that may affect future operating results as outlined in the company's Form 10-Q for the period ended June 30th, 2003 as well as other documents that may get filed from time to time with the Securities and Exchange Commission.

Regarding the company's financial guidance, Network Engines intends to fully comply with regulation FD as enacted by the Securities and Exchange Commission. In response to inquiries, management will comment on these matters so only to the extent that any guidance as to expected financial results, business outlooks or any other material information that's discussed in today's press release and or in this pre-announced publicly acceptable conference call with management will be deemed disclosed.

The company's conference call will be archived on the company's web site following the call. The company undertakes no obligation to update this information. The company also plans to furnish a transcript of this conference call at the SEC as part of an 8-K filing within the next week.

Further, the company will enter a quiet period on our about the 15th day before the end of the quarter that will expire on the date of the next quarterly release of financial results. During this quiet period, the company will not meet or talk with analysts about future material events and will only engage in discussions regarding historic data and general business issues.

Now let me turn the call over to John Curtis, President and Chief Executive Officer of Network Engines.


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John Curtis  - Chairman and CEO - Network Engines


Thank you Jim and good morning to everyone and thank you for joining us on our fiscal fourth quarter and year-end earnings call.

With me today is Doug Bryant, our Vice-President of Finance and Administration and CFO. Doug will provide the details of our financial performance and guidance in a few minutes.

However, I am delighted to report our second consecutive quarter of profitability and our eighth consecutive quarter of sequential revenue growth. In the fourth quarter, we again, met or exceeded our previous guidance on all of the key financial metrics. We reported net income of 1.1 million or three cents per share, which is a further improvement from the net income of 408,000 or one cent per share in the prior quarter.

Please note that the fourth quarter results include reversals of approximately $550,000 in legal and facilities restructuring charges.

Revenue came in at the high end of our guidance, increasing approximately 7% to
28.8 million from 27 million in the prior quarter.

This quarter demonstrates the power of the diversified revenues coming from our OEM appliance and distribution business, and how combined they enabled us to achieve our overall goals for the quarter.

In Q4, we continue to make good progress with both of our businesses with particular strength in our distribution business. Although the sales in our OEM appliance business were down slightly from the prior quarter, we benefited from this strong sales by our TidalWire distribution business, which had an increase of 17% from the prior quarter.

A combination of factors and the timing of orders from our largest OEM customer impacted OEM applicant sales in Q4.

Doug will provide more details, but we do expect to see the OEM appliance business renew its growth during our December quarter.

For those of you who may not yet be familiar with us, we apply our engineering capabilities to develop server appliance solutions tailored to meet the needs of our partners. Our state-of-the-art manufacturing and logistics systems are designed to produce and fulfill the appliances we develop for our partners in a reliable, scalable, and repeatable process.

Finally, our distribution operations offer a tremendous, go-to-market advantage for software companies and the network equipment providers in the storage and security markets.

Turning to our OEM appliance business, where one of the key strategic goals has been to develop additional partners to diversify and broaden our revenue base, I am happy to report that we have made progress towards achieving this goal.

As many people who follow our company know, we are not always able to announce new OEM agreements, but we have continued to make good progress in diversifying our OEM customer base with shipments commencing to two new OEM partners.

Yesterday, we were able to announce our new relationship with BorderWare Technologies. BorderWare has been shipping security appliances for nearly two years, prior to their involvement with us. Their decision to move their business to us was driven by their need to find the company that could scale with them as they continue to grow their business. We have already begun shipping certain of BorderWare's firewall appliances.

Although we cannot provide the name of our second new partner at this time, we also began shipping server appliances to another new partner during the quarter. We expect to realize increasing revenues from both of these new partners in coming quarters.

Now, let me turn to the distribution business. Our distribution business had another great quarter with revenue of 14.8 million representing a 17% sequential increase. During the quarter, we maintained our traditional focus on the storage market while beginning to make inroads into the security market. We have started to expand our relationships into the security practices of selected existing VAR and system integrator customers, and are also beginning to develop relationships with new VAR and systems integrator customers with a presence in the security market.

As we have said previously, we believe that there is a trend towards the convergence of storage and security applications and we believe that we have positioned the company to address the growing demand for network appliance solutions in these markets.

We consider our acquisition of TidalWire to be a core success for our company. In our Q4, we benefited from the surge in demand for storage networking products distributed by our TidalWire distribution operation.

During the second half of fiscal 2003, we announced agreements with a number of new software partners, with which we will work to design, develop, manufacture and distribute exciting new appliances to our TidalWire channel customers.

Lastly, we announced an agreement with Computer Associates, one of the world's largest business software companies. We are partnering with CA to build a mobile backup appliance for the small or mid-sized market, to provide effective, secure backup and recovery capabilities for mobile devices, particularly laptops. We believe this agreement represents a significant opportunity and I am personally very excited about the prospects for this new relationship.

Just a few days ago, we announced a partnership with Comm Vault Systems, a provider of unified enterprise data management solutions, to design, manufacture and distribute their data management appliance for Microsoft Exchange. TidalWire will be the exclusive distributor for this appliance, giving Comm Vault immediate access to our existing base of over 400 value-added resellers and system integration customers. Our appliance development and storage product distribution expertise, combined with Comm Vault's leading data management applications, offers a solution for customers in the small to mid-size enterprise market.

We also recently announced a new appliance development and distribution agreement with KVS, a developer of e-mail archiving and management software. The resulting family of appliances is expected to help meet the needs of small to medium business for e-mail archiving, the requirements set by Sarbanes Oxley and other compliance regulations. The appliance solutions under development with KVS will provide customers with the functionality of KVS's enterprise value software, combined with the ease of installation and maintenance of an appliance. Again, the appliance will be available exclusively through TidalWire.

These relationships point to the continued interest that we are seeing towards our appliance development and distribution business. It is worthwhile to describe how we view the evolution of a typical appliance distribution partnership to give you a feel for the time we expect it will take until significant revenue growth begins.

After signing an agreement with a new appliance partner, we believe it typically takes one quarter to develop the appliance and another quarter to roll out the appliance into our VAR and systems integrator channels. Therefore, it will typically not be until the third quarter when we expect revenues to begin to ramp up.

We believe that our appliance development and manufacturing expertise combined with our distribution operation, will provide us with a significant opportunity for long-term growth. Furthermore, we are optimistic that in coming quarters, there will be more opportunities to partner with existing and the newly signed software companies to develop, market and distribute new appliances into the storage and security markets. While we will continue to develop a pipeline of potential new partners, success will be gauged not by just the number of new partners, but more importantly, the quality and potential scope of the relationships with our partners.

We are extremely pleased with the number of quality partners we have signed to date and we will continue to work with these partners to develop and distribute additional server appliances; therefore, in addition to consummating new partnerships, another key metric that we monitor will be how many new and follow-on products are announced in cooperation with our existing partners.

In fact, here's a brief update of recent progress with previously announced partners. During the quarter, we announced general availability of the FalconStor Virtual Tape Library or VTL appliance. The VTL appliance is the first stand-alone turnkey solution of its kind for FalconStor, leveraging the development, manufacturing and distribution capabilities of Network Engines with the network storage expertise of FalconStor.

Also during the quarter, we introduced, released 2.0 of the Funk Steel-Belted Radius Enterprise addition appliance. Built around Funk Software's latest version, the new remote access appliance offers expanded functionality including support for two factor of authentication products.

Authenex, announced as a partner last quarter introduced the Authenex, ASAS appliance that protects networks by providing strong two-factor authentication for VPN LAN and Web access. It is compatible with the world's most popular remote firewall in VPN solutions including CheckPoint, Cisco, Nortel, NetScreen, Citrix and Microsoft. We expect this applicant will be generally available toward the end of November.

Based on the increased growth in our business and in anticipation of further growth, we felt it was time to expand our management team with a Senior Executive experienced in engineering and operations. I am extremely pleased to welcome Rich Graber, our new VP of Engineering and Operations. Rich will be responsible for overseeing the engineering, manufacturing, program management, customers service and quality control operations at Network Engines. Rich has over 22 years of experience in the data communication industry. He gained significant experience in managing engineering and operations in a high-growth environment during his 12-tenure at Dialogic an Intel company. We are all very excited to have Rich on board.

In other matters, we're pleased to report that we have successfully completed the ISO 9001:2000 certification audit through an international ISO certification agency, and are expecting to be formally notified of the certification later this month.

All in all, it was another success quarter, tacking a great year for Network Engines. Now, let me hand the call over to Doug Bryant who will comment on our fiscal fourth quarter and year-end results, as well as discussing forward-looking guidance.


--------------------------------------------------------------------------------
Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Thanks John.

The financial results that I'm about to review, and the guidance that we'll provide will be discussed on a generally accepted accounting principles for GAAP Basis.

We're extremely pleased to report our second consecutive quarter of profitability and our eighth consecutive quarter of sequential revenue growth. During each quarter we have established financial goals and we have consistently met or exceeded those goals. We're very proud of this achievement in what has been, and continues to be a very uncertain business climate.

Consolidated net revenues for our fiscal fourth quarter were $28.8 million. The guidance we gave in last quarter's earnings call was for consolidated revenue of 27 to 29 million, of which we expected 15.5 to 16.5 million in OEM appliance revenue in between 11.5 and 12.5 million of distribution revenue.

While we achieved our consolidated revenue guidance, the mix was 14 million of OEM appliance and $14.8 million of distribution revenue. One OEM appliance customer made up 42% of total revenue, compared to 48% in our third fiscal quarter of 2003. There were no other greater-than-10% customers. OEM appliance revenue of $14 million represents a slight decrease from the $14.4 million reported in the June quarter. The decreased was primarily attributable to the timing of shipments to our significant OEM customer, which was partially offset by an increase in revenue from our other OEM partners, including a new unannounced customer, which represented the second largest portion of total OEM appliance revenue. As we've stated in the past, Network Engines is sometimes prohibited from announcing OEM relationships.

Distribution revenues increased 17% to 14.8 million from 12.6 million reported in the June quarter. Substantially all of the revenue for the June and September quarters was from the distribution of third-party data storage products.

Gross margins during the fourth quarter were 20% down from 20.6% in the third quarter. The September quarter's gross margin percent was in line with the 19-21% guidance we provided last quarter. The decrease in the gross margin percent was primarily due to the following, customer mix for the distribution business, higher costs associated with a ramp up with our contract manufacture for OEM business, and lower ASPs for certain OEM appliances. This decrease was partially offset by lower warranty charges in the September quarter.

Operating expenses during the fourth quarter were $4.8 million compared to 5.3 million during the third quarter. The 4.8 million included the reversal of restructuring charges of approximately 377,000, and the reversal of a $175,000 estimated legal liability that had been recorded in the third quarter, related to the settlement of the TidalWire merger lawsuit. The restructure and reversal was associated with the renegotiations of leased office space, which was originally taken as a restructuring charge in prior quarters.

The reversal of the estimated legal liability was due to more current estimates associated with the lawsuit. Subject to final approval by the court, it appears that this time that Network Engines will receive a settlement of approximately $600,000 of which approximately 200,000 will have to be paid to plaintiff's attorney. The $4.8 million of operating expenses in the fourth quarter also includes $228,000 of stock compensation and $254,000 in amortization expenses that resulted from the TidalWire acquisition.

As a result, our net income for the quarter was approximately $1.1 million, which is better than our prior guidance or projected income of between 200 and $500,000, primarily due to the reversal of restructuring charges of 377,000 and reversal of legal expenses of 175,000. The reported net income also includes charges of 228,000 for stock, compensation and $254,000 of amortization expenses.

Turning the company's performance for the full fiscal year, consolidated net revenues for the fiscal year ended September 30th, 2003, were $81.2 million as compared to $14.5 million for fiscal 2002, an increase of 460%. The $81.2 million was comprised of 38 million from our distribution business and 43.2 million from our OEM appliance business. Substantially all of the $38 million in distribution revenue was from the sale of third-party data storage products. The $43.2 million in OEM appliance business was fueled primarily by the growth in revenue from our largest OEM customer. This customer made up approximately 47% of our fiscal 2003 consolidated net revenues, compared to 83% of fiscal 2002 revenues.

Gross margins for the fiscal year were 20.6% compared to 14.2% in fiscal 2002. During fiscal 2003, the distribution business contributed 19.8% gross margin, while the OEM appliance business contributed 21.3% gross margins. The entire 14.2% gross margins from fiscal 2002 were generated exclusively by our OEM appliance business as we had not yet acquired TidalWire, which occurred at the end of the first fiscal quarter of 2003. The year-over-year increase from 14.2 to 21.3% gross margin from our OEM appliance business was due primarily to volume efficiencies.

Operating expenses for fiscal 2003 were $18.7 as compared to $17.8 million in fiscal 2002. The 18.7 million of operating expenses in fiscal 2003 include stock compensation, amortization of intangibles and restructuring charges totaling $2.2 million while the 17.8 million of fiscal 2002 operating expenses included stock compensation and restructuring charges totaling 4.6 million.

This year-over-year increase in operating expenses was primarily due to adding the operating expenses associated with adding the operating expenses associated with the acquisition of TidalWire.

Our net loss of $1.4 million for fiscal 2003 was a significant decrease from the net loss of $14.1 million in fiscal 2002. Included in these results were charges for stock compensation, restructuring and amortization in intangibles totally $2.2 million for 2003 in stock compensation and restructuring charges totally
4.6 million for 2002.

This improvement is directly related to the growth of our revenues which was driven by our acquisition of TidalWire and the growth in our OEM appliance business, while maintaining control over our operating expenses.

Turning to the balance sheet, our cash position at the end of September was $36.8 million. We've previously given guidance that cash would be between 33 and 35 million, the cash burn was approximately $1.8 million in the fourth quarter, and was primarily related to investments in working capital. The better-than-expected cash balance is primarily due to the linearity of revenue during the quarter in timely payments from our large customers.

Accounts receivables were about $13.9 million, which was an increase from 11.8 million at the end of June. The DSO calculates to approximately 44 days, compared to last quarter's 39 days. The primary reason for this quarter's increase was due to less linearity of the revenue as compared to the June quarter, which was virtually one-third for each month of the quarter. As we have pointed out in the past, the DSO metric could vary significantly due to possible quarterly fluctuations and the timing of shipments to and payments primarily from our large OEM appliance customer.

The net inventory balance of approximately $14.9 million compares to $10 million at the end of last quarter. Inventory turns for the quarter were approximately
6.2 versus 8.6 last quarter. The September 30th balance reflects some quarter-end purchasing to take advantage of favorable pricing. The net inventory balance consists entirely of current products and will tend to fluctuate primarily based on the growth of our business, the timing of shipments to our large OEM appliance customer and any future quarter-end purchasing that takes advantage of favorable pricing.

In regards to providing guidance. We anticipate net revenues in our first quarter ending December 31st, 2003 will be approximately 30-$34 million. These estimates are based on current forecasts from certain partners and based on historical and seasonal trends. As those of you who follow data storage know, the December quarter is traditionally the strongest quarter of the year.

We expect OEM appliance revenues to be between 15-$18 million for the quarter, and distribution revenue to be between 15 and 16 million. We expect the continued high concentration of OEM appliance revenues to be from one significant customer. We also expect the first quarter's distribution revenue to continue to be derived primarily from the TidalWire legacy business of distributing third-party data storage products.

We expect first quarter gross margins to continue to be in the 19-21% range, depending on sales volume, contract manufacture utilization and customer and product mix during the quarter.

Operating expenses are expected to increase from $4.8 million in the fourth quarter, which included approximately $550,000 of prior period accrual reversals, to between 5.5 million and 5.8 million in the first quarter. Included in these first quarter estimates are stock compensation of $225,000 and intangible amortization expenses of 254,000. The expected incremental spending is related to increased headcount across multiple departments in expanding sales and marketing efforts. Also, the first quarter is not expected to be impacted by reversals of prior period charges as we saw in the fourth quarter of fiscal 2003.

On a GAAP basis, we expect net income in the first quarter will be between 500,000 and $1.5 million. After considering the reversal of $550,000 of prior period charges in the September quarter, this guidance represents an estimate of increased net income.

Again, included in this projection are approximately $225,000 of stock compensation and $254,000 of amortization expenses. They're also included in the projected operating expenses that I just provided.

Our cash position at the end of the first quarter is expected to be approximately 33 to $35 million. This projected decrease in cash is attributable to increase investments and working capital, due to the anticipated growth of the business.

Now John has a few final comments before we open the discussion to questions.


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John Curtis  - Chairman and CEO - Network Engines


Thanks Doug. During fiscal 2003 we accomplished a significant turnaround for our company. OEM appliance revenue, which is Network Engine's traditional business, alone grew from 14.5 million to 43.2 million. When combined with the TidalWire distribution business from the acquisition is late December, our total sales grew to 81 million.

We reduced our fiscal 2002 loss of 14.1 million to a loss of only 1.4 million in fiscal 2003, including profitable operations in the last two quarters.

We have added a highly qualified distribution sales, marketing and logistics team from TidalWire, along with their state-of-the-art CRM and logistic systems and equally important, a channel of over value-added resalers, resellers and systems integrators.

Additionally, we continued to build the skills and commitment of our employees, strengthened our management team, maintained a strong balance sheet and grew shareholders value during the year.

Our performance this year was a direct result of the hard work, dedication and unwavering concentration on execution by everyone at Network Engines. We have a strategy in place that has already begun to deliver encouraging results, and we have an experience management team committed to the company's success.

As always, we remain dedicated to increasing our shareholders value.

Thank you for your time this morning. I appreciate your interest in Network Engines and at this point, I'd like to open the call for questions.

Operator, can you please prompt the audience for questions?

QUESTION AND ANSWER



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Operator


Thank you sir. Ladies and gentlemen, if you wish to ask a question, please press star followed by one on your touch-tone telephone. If your question has been answered or you wish to withdraw your question, press star, followed by two. Please press star-one to begin. Gentlemen, you're first question comes from Troy Jensen of ThinkEquity. Your question please.


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Troy Jensen  - ThinkEquity - Analyst


Hey congratulations gentlemen.


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John Curtis  - Chairman and CEO - Network Engines


Thanks.


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Troy Jensen  - ThinkEquity - Analyst


Couple quick questions here on the increase, the five million increase in inventory, what percentage of that is finished goods?


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Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Actually a very small percentage of that is finished goods. Most to it is related to the end of quarter purchasing that we did to take advantage of the favorable pricing on components.


--------------------------------------------------------------------------------
Troy Jensen  - ThinkEquity - Analyst


Got it. OK. How about on the manufacturing side of it, can you just let us know where you with respect to capacity and maybe how capital intensive is it to expand your manufacturing capacity?


--------------------------------------------------------------------------------
Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Well I think one of the things we mentioned this time is that we are using a contract manufacturer and we did ramp them up a little bit during this quarter. We do have the ability to run additional units through here, I'd say from a capacity point of view, internally, you know, we're probably still less than 50% utilized, but we do use the contract manufacturer to supplement our capabilities and to handle what we consider peaks that may happen at any time during the quarter. So we need to get enough units to them to, so that they can become proficient at manufacturing those units, and that's part of what we were trying to do in this most recent quarter.


--------------------------------------------------------------------------------
Troy Jensen  - ThinkEquity - Analyst


OK, let me ask one more and then I'll pass it on to others, the other unannounced OEM, could you let us know what vertical, is it security, storage or management?


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


We, unfortunately, Troy, we really can't talk about it at this point. Hopefully we'll be able to talk about it in the future.


--------------------------------------------------------------------------------
Troy Jensen  - ThinkEquity - Analyst


OK, well congrats guys. Good luck.


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Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Thanks Troy.

--------------------------------------------------------------------------------
Operator


Thank you sir. Your next question comes from Shebly Seyrafi of Merrill Lynch, your question please.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


Yes, thank you very much and nice quarter John and Doug. This inventory level of yours, it's been increasing around you know, 50% or so, sequentially less three-quarters. Is most of this storage related and if it's related to, you know, pricing, you know, end-of-quarter pricing deals, how does that jive with what we're hearing from the (HBA manufacturers, namely that pricing is declines are rather subdued?


--------------------------------------------------------------------------------
Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Well the answer to your first question most of our revenue these days is storage related, so it's safe to say that end-of-quarter purchasing is related to storage. I don't think we probably don't want to get into the details of what exactly we're buying just because we are subject to confidentiality agreements with some of our partners. So there are opportunities out there and even though it may affect our inventory turns that look like we're carrying high inventory, if the, if there's favorable pricing out there, we're going to take advantage of it.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


OK, and I know you don't want to say too much about this new OEM, but could we assume that this new OEM is a large OEM and that the potential here is rather large?


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


Well we think, this is John, hi.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


Hi.


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


And congratulations on your new position.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


Thank you.


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


We certainly think it could be a significant partner. It's a little bit early to take a firm position on that, but we're quite optimistic that it could grow into being a significant partner.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


And security has been growing for you quite well, I assume, and can you tell us roughly how large it is, maybe as a percentage of total revenues or distribution revenues or, and the growth rate perhaps?


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


Security is still a relatively small part of our business. I'll talk for a minute and if Doug has anything to add to it, what we're really doing is establishing the base by signing new partners such as Funk and Authenex. We have some existing partners, such as Network Intelligence that's an OEM partner, and our efforts right now are dedicated out into our systems integrator and VAR customers working with their security practices and finding new partners to deliver it. So today the revenues are relatively small. The effort is pretty significant and we expect over time that it'll be a fast-growing revenue stream.

--------------------------------------------------------------------------------
Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


I would just add that internally we really don't track you know, storage revenue versus the security revenue, just because there are some instances where it's kind of combination of the two. As John had mentioned during the call, we believe it's going to be a convergence of the security and the storage markets and so we really don't plan on you know, breaking that out in the future.


--------------------------------------------------------------------------------
Shebly Seyrafi  - Merrill Lynch - Analyst


Thank you very much. Nice quarter.


--------------------------------------------------------------------------------
Doug Bryant  - VP, Finance and Administration and CFO - Network Engines

Thanks Shebly.


--------------------------------------------------------------------------------
John Curtis  - Chairman and CEO - Network Engines


Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you sir. Your next question comes from Richard Kugele of Needham and Company. Your question please.


--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 Thank you. Hi John and Doug.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 Hi Rich.


--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 In terms of the large OEM customer you have currently, the inventory that you shipped to them, do you own it as it's being assembled or is it once you ship that they own it. Can you give any color there on how that that may have played a role in your inventory balance right now? And then secondly with these distribution partners, the number of positive announcements you've made there and the progress, is, are any of those going to be co-branded or will they just be you know, Comm Vault and Computer Associates et cetera?


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 This is John, I'll take the last part. The ones that we've announced, the easy part, the ones that we've announced are so far all co-branded.


--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 OK.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 The first part of your question, you know, when do we score the revenue, basically we ship the product to that partner, it goes into a consignment location at the partners facility and we don't score revenue until they actually you know, pull it from consignment. So that is, that's something that was implemented this quarter, so that did have something to do with the, you know, the timing of shipments.

--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 They typically go and provide you, what rolling 90-day forecasts. Is there, was there a little bit more backend loaded nature of their business that kind of lead to that transition or ...


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 No I think this transition was in a normal course of events. It had been planned for some time. It just happened that this is the quarter that it was implemented.


--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 OK, and then finally just to close the loop on these reversals. Can you give us a sense on how to adjust for those, you know, whether they fell into SG&A or ...


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 Well on the reversal, the restructuring reserve, that is broken our separately on the P&L. The reversal of the 175 in the legal, that was coming out of G&A.


--------------------------------------------------------------------------------
 Richard Kugele  - Needham & Comany - Analyst


 OK, thank you very much.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 Thank you Rich.


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 Thanks Rich.


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Operator


 Thank you sir. Your next question comes from Omar Almadanni (ph) of SoundView. Your question please.


--------------------------------------------------------------------------------
 Omar Almadanni  - SoundView - Analyst


 Yes, good morning. Just a question on your largest OEM customer here, from my rough estimate, it looks like it dropped about 7% sequentially in terms of revenues, but you know, that customer had mentioned qualitatively that they saw pretty strong sequential growth in that specific product line. So I guess the question here is you know, what is the delta coming from, is the, is this customers diversifying to another manufacture, are they pricing more aggressively with you, or you know, how much of that is due to the perhaps consignment issue?


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


Omar, I think, this is Doug. I think we've stated in the past that, you know, it's really difficult to correlate, you know, what we report versus what our partner reports and all we can tell you that we ship it when they ask for it. And it's just really tough to do any kind of correlation, the fact that we talked about we changed the way going from that going to that consignment inventory situation , that certainly had an impact on it, but other than that we, you have to talk to our partner about any other questions.


--------------------------------------------------------------------------------
 Omar Almadanni  - SoundView - Analyst


 I mean, would you be able to comment on whether that specific partner is diversifying?

--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 We can't speak for them.


--------------------------------------------------------------------------------
 Omar Almadanni  - SoundView - Analyst


 You can't, OK.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 You should talk to them about that.


--------------------------------------------------------------------------------
 Omar Almadanni  - SoundView - Analyst


 OK, can you then quickly touch on perhaps your you know, either terabytes shipped for that specific product or, and or in terms of the reversals, how much that had a positive impact perhaps on your margins?


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 Well the terabytes we don't actually keep track of that and so therefore, we don't disclose it. The reversals of the, what we talked about, none of that impacted gross margins.

That was all in operating expenses.


--------------------------------------------------------------------------------
 Omar Almadanni  - SoundView - Analyst


 Oh, OK.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


And if you look at, if you look at the attached tables, you'd see the restructuring charge reversal is broken up separately and as I mentioned the 175, that was sort of a netted out of the G&A line.



--------------------------------------------------------------------------------
Omar Almadanni - SoundView - Analyst




OK, missed that, thank you.


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 OK, thank you.


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 Thank you.


--------------------------------------------------------------------------------
Operator


 As a reminder, ladies and gentlemen, please key star-one for questions.

Gentlemen, your next question comes from Scott Hogan (ph) of Columbia Management. Your question please.

--------------------------------------------------------------------------------
 Scott Hogan  - Columbia Management - Analyst


Hi. Scott Hogan, Columbia Management. The 50% capacity you have in your current infrastructure, you know, do you intend on filling that with more of your current large OEM business or future OEM partner businesses?


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


Well, we build, except for using the contract manufacturer as both, as a backup in case of disaster and you know, given us surge capability, we build essentially everything here and it's really a financial calculation, you know, at the current time, marginal costs better building here, at some time in the future, that might change and when it does, then we build somewhere else? So it's really a financial calculation and then, you know, you get into logistics issues if the financial calculation is close.

For the next foreseeable future, we would be expecting to continue to increase utilization of our capacity here in Canton.


--------------------------------------------------------------------------------
 Scott Hogan  - Columbia Management - Analyst


 And do you plan to go to that extra building you have with this new server partner?


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 The extra building? hogan: Or the excess capacity?


--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 Well, yes, I mean, we will expand the capacity here as long as it makes sense both logistically and financially and for that new unnamed partner, we were and are building the product in this building.


--------------------------------------------------------------------------------
 Scott Hogan  - Columbia Management - Analyst


 And just on the financial side, given your free cash burn here with revenue going up, what do you see in terms of cash needs or capital needs over the next three, six, nine months?


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


You know, we've, having guidance on that, basically you know, the 33 to 35 million that we are projecting for the end of the December quarter. We still think we have a strong cash balance sheet.

We think in order to grow the business, that is, we have the proper amount of working capital to do that.


--------------------------------------------------------------------------------
 Scott Hogan  - Columbia Management - Analyst


 So you don't anticipate needing to raise cash over the next six to nine to?


--------------------------------------------------------------------------------
 Doug Bryant  - VP, Finance and Administration and CFO - Network Engines


 We wouldn't comment on that until you know, we've made an announcement, you know, if that applies.


-------------------------------------------------------------------------------
 Scott Hogan  - Columbia Management - Analyst


 OK, thank you.


--------------------------------------------------------------------------------
Operator


 Gentlemen, there are no questions in queue at this time. I turn the program back to yourself for closing remarks.

--------------------------------------------------------------------------------
 John Curtis  - Chairman and CEO - Network Engines


 This is John again. I'd like to thank everybody for joining us today and look forward to talking to you again in the near future. Thanks and have a good day.


--------------------------------------------------------------------------------
Operator


 Ladies and gentlemen, thank you for your participation in today's conference. This concludes your presentation. You may now disconnect. Everyone, have a great day.
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